Registration No. 333-
                                                    Exhibit Index on Page 7
===========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ----------------------
                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                         ----------------------

                   AMERICAN WATER WORKS COMPANY, INC.
           (Exact name of Company as specified in its charter)

        Delaware            1025 Laurel Oak Road              51-0063696
(State of Incorporation)  Voorhees, New Jersey 08043       (I.R.S. Employer
                          (Address of principal             Identification
                           executive offices) (Zip Code)    Number)

                 AMERICAN WATER WORKS COMPANY LONG-TERM
                  PERFORMANCE-BASED INCENTIVE PROGRAM
                        (Full Title of the Plan)

                   W. Timothy Pohl, Esquire, Secretary
                    American Water Works Company, Inc.
                          1025 Laurel Oak Road
                       Voorhees, New Jersey 08043
                 (Name and address of agent for service)

                             (609) 346-8200
    (Telephone number, including area code, of agent for service)
                                Copy to:
                         Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                            1717 Arch Street
                    Philadelphia, Pennsylvania  19103
                   Attention:  George W. Patrick, Esq.

                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------
                                          Proposed    Proposed
Title of                                  maximum     maximum
securities               Amount           offering    aggregate     Amount of
to be                    to be            price per   offering      registration
registered               registered       share(1)    price(1)      fee
---------------------------------------------------------------------------------
Common Stock, par
  value $1.25 per share  700,000 shares   $21.125     $14,787,500   $4,481.06
---------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $21.125 per share, the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on October 14, 1996.
===========================================================================

                                 PART I
            INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2. Company Information and Employee Plan Annual Information.

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed or to be filed by the American Water Works Company, Inc. ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

             1. Annual Report on Form 10-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended December 31, 1995.

             2. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-3 filed with the Commission on April 5, 1996, Registration No. 333-02279, pursuant to the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

             3. Form 8-K report of the Registrant filed with the Commission on March 1, 1996, pursuant to the Exchange Act.

             4. Form 8-K/A report of the Registrant filed with the Commission on April 3, 1996, pursuant to the Exchange Act.

             5. Form 8-K report of the Registrant filed with the Commission on April 25, 1996, pursuant to the Exchange Act.

             6. Form 10-Q report of the Registrant for the period ending March 31, 1996 filed with the Commission on May 14, 1996.

             7. Form 10-Q report of the Registrant for the period ending June 30, 1996 filed with the Commission on August 9, 1996.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        As authorized by Section 145 of the Delaware General Corporation Law, Section 8 of Article II of the Company's Bylaws provides that the Company shall indemnify any person who is a party to any suit or proceeding, whether civil, criminal or administrative, because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding to the extent that such person is not otherwise indemnified and such indemnification is not prohibited by applicable law; and the Board of Directors of the Company may, and on request of any such person is required to, determine in each case whether or not the standards in any applicable statute have been met, or such determination may be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed herewith:

        Exhibit
          No.                           Document
        -------                         --------
          4.1 Long-Term Performance-Based Incentive Plan of the Registrant, effective as of January 1, 1993, is incorporated herein by reference to Exhibit 10(f) to Form 10-K report of the Registrant for 1994.

          5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

         23.1     Consent of Price Waterhouse LLP.

         23.2 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5 to this Registration Statement).

         24.1     Power of Attorney (included on Signature Page).

Item 9. Undertakings.

        The undersigned Company hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Voorhees and State of New Jersey on May 2, 1996.

                                    AMERICAN WATER WORKS COMPANY, INC.


                                    By        George W. Johnstone
                                      -------------------------------------
                                              George W. Johnstone
                                      President and Chief Executive Officer


                            POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints W. Timothy Pohl as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                      Date
     ---------                        -----                      ----

George W. Johnstone     President, Chief Executive Officer    May 2, 1996
-------------------      and Director
George W. Johnstone

J. James Barr           Vice President                        May 2, 1996
-------------------
J. James Barr

Robert D. Sievers       Comptroller                           May 2, 1996
-------------------
Robert D. Sievers

     Signature                    Title                          Date
     ---------                    -----                          ----

Marilyn Ware Lewis      Chairman of the Board                 May 2, 1996
--------------------
Marilyn Ware Lewis

William O. Albertini    Director                              May 2, 1996
--------------------
William O. Albertini

William R. Cobb         Director                              May 2, 1996
--------------------
William R. Cobb

Elizabeth H. Gemmill    Director                              May 2, 1996
--------------------
Elizabeth H. Gemmill

Henry G. Hager          Director                              May 2, 1996
--------------------
Henry G. Hager

Nelson G. Harris        Director                              May 2, 1996
--------------------
Nelson G. Harris

Nancy W. Wainwright     Director                              May 2, 1996
--------------------
Nancy W. Wainwright

Paul W. Ware            Director                              May 2, 1996
--------------------
Paul W. Ware

Ross A. Webber          Director                              May 2, 1996
--------------------
Ross A. Webber

Horace Wilkins, Jr.     Director                              May 2, 1996
--------------------
Horace Wilkins, Jr.

                              EXHIBIT INDEX

Exhibit No.                          Document                         Page
-----------                          --------                         ----
    5.1 Opinion of Dechert Price & Rhoads as to the legality 8 of securities being registered.

   23.1         Consent of Price Waterhouse LLP                          9